UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

July 13, 2007, (July 9, 2007)
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

World Headquarters
1 Elmcroft Road
Stamford, Connecticut 06926-0700
 (Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 9, 2007, the Board of Directors of Pitney Bowes Inc. (“Pitney Bowes”) elected Rodney C. Adkins as a new director of Pitney Bowes effective September 1, 2007. He was elected to the class of Pitney Bowes directors whose terms expire at the 2008 annual meeting of stockholders. Accordingly, on September 1, the Board of Directors will be increased in size from twelve to thirteen directors and Mr. Adkins will join the Pitney Bowes Board of Directors to fill the resulting vacancy.

Mr. Adkins, 48, is senior vice president, Development & Manufacturing of the IBM Systems & Technology Group of International Business Machines Corporation, and has served in that capacity since May 2007. Mr. Adkins was formerly vice president of development for the IBM Systems and Technology Group from December 2003 until May 2007.

When Mr. Adkins joins the Pitney Bowes Board of Directors, he will also be joining the E-Commerce and Technology Committee of the Pitney Bowes Board of Directors.

ITEM 7.01   REGULATION FD

A copy of the press release announcing the election of Rodney C. Adkins to the Board of Directors of Pitney Bowes is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

     99.1 Pitney Bowes Press Release dated July 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pitney Bowes Inc.

July 13, 2007
/s/ Amy C. Corn
Amy C. Corn
Vice President, Secretary and Chief Governance Officer